Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Kmart Corporation of our report dated March 13, 2001 relating to the financial statements, which appears in Kmart
Corporation's Annual Report on Form 10-K for the fiscal year ended January 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
September 17, 2001